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                                                                    EXHIBIT 99.1


[INTERVOICE LOGO]                                                   NEWS RELEASE
CONTACTS

Intervoice, Inc.
Rob-Roy J. Graham
Chief Financial Officer
+1 (972) 454-8712

39-02

                         CLASS ACTION LAWSUIT DISMISSED


DALLAS, TEXAS -- September 18, 2002 -- Intervoice, Inc. (NASDAQ: INTV) is pleased to announce that a federal judge in Dallas has granted the Company's motion to dismiss all claims in a class action lawsuit brought by certain purchasers of the Company's common stock. The plaintiffs in the case may, if they choose to, file an amended complaint that complies with applicable federal securities laws. See the Company's Form 10K/A for the fiscal year ended February 28, 2002 for a discussion of the class action known as David Barrie, et al., On Behalf of Themselves and Others Similarly Situated V. InterVoice-Brite, Inc., et al; No. 3:01-CV-1071-D, pending in the United States District Court, Northern District of Texas, Dallas Division.

ABOUT INTERVOICE

With more than 21,000 systems deployed around the globe, Intervoice is the world leader in converged voice and data solutions providing the applications, tools and infrastructure that enable enterprises and carriers to attract and retain customers and promote profitability. Omvia(TM), Intervoice's open, standards-based product suite, is transforming the way people and information connect. Omvia offers speech-enabled IVRs and applications, multimedia and network-grade portals, wireless application gateways, and enhanced services such as unified messaging, short messaging services (SMS), voicemail, prepaid services and interactive alerts. Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, and Asia Pacific. For more information, visit www.intervoice.com.